EXHIBIT 10 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 1998, with respect to Equitable
Life Insurance Company of Iowa and Equitable Life Insurance Company of
Iowa Separate Account A in Post-Effective Amendment No. 8 to the
Registration Statement (Form N-4 No. 33-79170) and related Prospectuses of Equitable Life Insurance Company of Iowa Separate Account A.


                                                        /s/ ERNST & YOUNG LLP



Des Moines, Iowa
April 24, 1998